UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

WGL Holdings Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
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THE COMBINED COMPANY WILL DELIVER MORE FOR PEOPLE ACROSS THE REGION: MORE CLEAN ENERGY CHOICES, MORE INVESTMENT IN THE COMMUNITY, AND A COMMITMENT TO GOOD, SECURE JOBS – ALL WITH AFFORDABLE PRICES AND SERVICE YOU CAN COUNT ON.

Q:	WHY ARE ALTAGAS AND WASHINGTON GAS COMBINING?
A:	AltaGas and Washington Gas share a vision for more growth and jobs in the region, more clean energy choices, and the continued reliable service you can count on. Washington Gas is a proven provider of safe, reliable, affordable natural gas. It will continue to operate as a standalone utility headquartered in Washington, D.C., with the same complement of dedicated employees, while also assisting in the management of AltaGas’ U.S. regulated utilities. AltaGas has a track record of great customer service, a broad geographic reach, expertise in natural gas infrastructure and power generation, and experience building and operating gas, power, wind, hydro and battery storage facilities. Together, AltaGas and Washington Gas will help shape a company committed to offering reliable service at affordable rates to customers in the D.C. area.

Q:	WHAT DOES THIS MEAN FOR WASHINGTON GAS’S CUSTOMERS AND COMMUNITIES?
A:	Following this combination, rates will remain reasonable, service will remain reliable and safe, and there will be more clean energy choices, more investments in the community, and a commitment to good, secure jobs. Washington Gas will continue operating as a standalone utility headquartered in Washington, D.C. with the same complement of dedicated employees, while also providing guidance to AltaGas’ U.S. regulated utilities.

Q.	CAN CUSTOMERS COUNT ON RELIABLE SERVICE FROM THE NEW COMPANY?
A.	Absolutely. AltaGas is a well-established energy provider with a proven track record of delivering clean affordable energy to its customers. Customers in the U.S. gave the company a near-perfect score for customer service in 2016.

Q:	WILL THERE BE ANY CHANGE TO THE COMPANY STRUCTURE AND WASHINGTON GAS EMPLOYEES?
A:	Washington Gas will continue operating as a standalone utility headquartered in Washington, D.C., with the same complement of dedicated employees, while also providing guidance to AltaGas Ltd.’s U.S. regulated utility businesses.

Q.	WHAT CAN OUR COMMUNITY EXPECT FROM THE MERGER?
A.	Both AltaGas and Washington Gas have a tradition of investing in the communities they serve. The combined company will invest even more. Following the approval of the merger, the combined company will increase charitable contributions, invest even more in workforce training programs, and help make clean energy more affordable for its customers.

Q.	WHAT IS THE COMBINED COMPANY’S PLAN FOR RENEWABLE ENERGY?
A.	Growing our customer base of clean energy offerings, including natural gas, wind, hydro, solar and battery storage, will remain a focus. Together, AltaGas and WGL Holdings Inc. have a vision for more growth and jobs in the advanced energy economy, including distributed and renewable energy generation, battery storage and other customer-focused energy products

Q.	WHAT IS INVOLVED IN THE REGULATORY FILING PROCESS?
A.	D.C., Maryland and Virginia have independent regulatory bodies (the Public Service Commission of the District of Columbia, Maryland Public Service Commission and the Virginia State Corporation Commission) that will determine whether to approve the two companies combining, in accordance with their statutory framework for the approval process. In our filings, with these regulatory bodies, we have outlined the many commitments we make to each jurisdiction.

The merger also is subject to other certain closing conditions, including approval by WGL Holdings, Inc. common shareholders, scheduled for May 10, 2017 in Washington, D.C., and some federal regulatory requirements.

Specifically, AltaGas and WGL have filed their voluntary Joint Notice to the Committee on Foreign Investments in the United States (CFIUS) and an application with the Federal Energy Regulatory Commission (FERC). The transaction also is subject to the notification and reporting requirements under the Hart-Scott-Rodino Act, and other customary closing conditions.

Q:	WHO IS ALTAGAS?
A:	AltaGas generates and distributes clean and renewable energy across the U.S. and Canada. The company owns and operates gas, power, wind, hydro and battery storage facilities, in addition to five regulated utilities (similar to Washington Gas), including two in the U.S. serving customers in Alaska and Michigan. As a result of the combination, AltaGas plans to move the headquarters of its U.S. power business to the Washington, D.C. region.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger transaction. WGL Holdings, Inc. (“WGL”) intends to file with the U.S. Securities and Exchange Commission (the “SEC”) and mail to its shareholders a proxy statement in connection with the proposed merger transaction. THE INVESTORS AND SECURITY HOLDERS OF WGL ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about AltaGas, Ltd. (“AltaGas”), WGL and the proposed merger transaction. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of WGL’s proxy statement (when it becomes available) may be obtained free of charge upon request by contacting WGL Holdings, Inc., Leslie T. Thornton, Corporate Secretary, 101 Constitution Avenue N.W., Washington, District of Columbia, 20080. WGL’s filings with the SEC are also available on WGL’s website at: http://wglholdings.com/sec.cfm. Investors and security holders may also read and copy any reports, statements and other information filed by WGL with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation

AltaGas, WGL and certain of their respective directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger transaction. Information regarding AltaGas’ directors and executive officers is available in AltaGas’ Management Information Circular, filed on March 17, 2016 (in English and French) with the Canadian Securities Administrators (the “CSA”) and in AltaGas’ Annual Information Form, filed on March 23, 2016 (in English) and March 24, 2016 (in French) with the CSA, each of which are available at: www.sedar.com. Information regarding WGL’s directors and executive officers is available in WGL’s proxy statement filed with the SEC on December 23, 2016 in connection with its 2017 annual meeting of shareholders, and its Annual Report on Form 10-K for the fiscal year ended September 30, 2016, each of which may be obtained from the sources indicated in Additional Information and Where to Find It. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests (which may be different than those of WGL’s investors and security holders), by security holdings or otherwise, will be contained in the proxy statement and other relevant materials filed or to be filed with the SEC when they become available.

Forward-Looking Statements

This document contains forward-looking statements. When used in this document, the words “may”, “would”, “could”, “can”, “will”, “be”, “intend”, “possible”, “plan”, “develop”, “anticipate”, “target’, “believe”, “seek”, “propose”, “continue”, “estimate”, “expect”, “anticipate” and similar expressions, as they relate to AltaGas or an affiliate of AltaGas, are intended to identify forward-looking statements. This document contains forward-looking statements with respect to, among other things, business objectives, expected growth (including magnitude of growth), results of operations, performance, business projects and opportunities, capital expenditures and financial results. In particular this document contains forward looking statements with respect to the combination of AltaGas and WGL and related performance, including, without limitation, the transformative nature of the Transaction, the portfolio of assets of the combined entity, the nature of growth opportunities available to AltaGas, the strategic focus of the business, the location of headquarters for the U.S. regulated utility and power business, the compatibility, strength and focus of the combined corporate culture of AltaGas and WGL, the retention and role of WGL employees and the holding of significant roles for existing WGL executives in AltaGas’ U.S. regulated utility operations, the ability to deliver high quality service and/or maintain rates or ensure affordable rates, increased community involvement and charitable giving, the fact that closing of the Transaction is conditioned on certain events occurring; the growth potential available to AltaGas in clean technologies, natural gas generation and retail energy services, the strength of AltaGas and WGL as utility operators, intentions for further investment in Virginia, Maryland and Washington, D.C., intentions with respect to the pursuit of regulatory approvals for the Transaction, the ability to grow the clean power and energy services businesses; and this document contains forward looking statements regarding the anticipated completion of the acquisition. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. Such statements reflect AltaGas’ current views with respect to future events based on certain material factors and assumptions and are subject to certain risks and uncertainties which could cause results or events to differ from current expectations, including without limitation: changes in market; competition; governmental or regulatory developments; general economic conditions; any event, change or other circumstance that could give rise to termination of the merger agreement in respect of the Transaction; the inability to complete the Transaction due to the failure to obtain stockholder approval for the Transaction or the failure to satisfy other conditions to completion of the Transaction, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Transaction; uncertainty regarding the length of time required to complete the Transaction; the anticipated benefits of the Transaction may not materialize or may not occur within the time periods anticipated by AltaGas; impact of significant demands placed on AltaGas and WGL as a result of the Transaction; failure by the AltaGas to repay the bridge financing facility; potential unavailability of the bridge financing facility; alternate sources of funding that would be used to replace the bridge financing facility may not be available when needed, including asset sales on desirable terms; lack of control by AltaGas of WGL and its subsidiaries prior to the closing of the Transaction; impact of acquisition-related expenses; inaccuracies or incompleteness in WGL’s publicly disclosed information; increased indebtedness of AltaGas after the closing of the Transaction; the Transaction could result in a downgrade of AltaGas’ credit ratings; historical and pro forma combined financial information may not be representative of future performance; potential undisclosed liabilities of WGL; ability to retain key personnel of WGL following the Transaction; the impact of the announcement of the Transaction on relationships with third parties, including commercial counterparties, employees and competitors, and risks associated with the loss and ongoing replacement of key personnel; risks relating to unanticipated costs of integration in connection with the Transaction, including operating costs, customer loss or business disruption being greater than expected; risks associated with changes in economic conditions; developments in technology could reduce demand for natural gas; changes in customer energy usage patterns; risk of failure of information technology infrastructure and cybersecurity; disruption of fuel supply; natural disasters or other catastrophic events; unanticipated maintenance and other expenditures; risk associated with the continuation, renewal, replacement and/or regulatory approval of natural gas supply contracts; risks associated with pension plan performance and funding requirements; regulatory and government decisions including, but not limited to, changes to environmental, financial reporting and tax legislation and regulations; risk of loss of licences and permits; risk of loss of service area; and market gas sales prices; and other factors set out in AltaGas’ public disclosure documents. Many factors could cause AltaGas’ actual results, performance or achievements to vary from those described in this document, including without limitation those listed above. These factors should not be construed as exhaustive. Should one or more of these risks or uncertainties materialize, or should assumptions underlying forward-looking statements prove incorrect, actual results may vary materially from those described in this document as intended, planned, anticipated, believed, sought, proposed, estimated or expected, and such forward-looking statements included in, or incorporated by reference in this document, should not be unduly relied upon. Such statements speak only as of the date of this document. AltaGas does not intend, and does not assume any obligation, to update these forward-looking statements. The forward-looking statements contained in this document are expressly qualified by this cautionary statement.